Exhibit 13.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with the annual report of Concordia Financial Group, Ltd. on Form 20-F for the year ended March 31, 2016 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

I, Tatsumaro Terazawa, Representative Director and President, and Kenichi Kawamura, Director of Concordia Financial Group, Ltd., each certifies that, to the best of his knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Concordia Financial Group, Ltd. and its subsidiaries.

Date: July 28, 2016

/s/ Tatsumaro Terazawa
Name:	Tatsumaro Terazawa
Title:	Representative Director and President

/s/ Kenichi Kawamura
Name:	Kenichi Kawamura
Title:	Director